UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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AVALONBAY COMMUNITIES, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, May 16, 2007, at 9:00 a.m. local time at The Ritz-Carlton Tysons Corner Hotel, 1700 Tysons Boulevard, McLean, VA 22102, for the following purposes:

1.      To elect nine directors to serve until the 2008 Annual Meeting of Stockholders and until their respective successors are elected and qualify from among the following nominees: Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Gilbert M. Meyer, Timothy J. Naughton, Lance R. Primis, H. Jay Sarles, Allan D. Schuster and Amy P. Williams.

2.      To vote on ratifying the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent auditors for 2007.

3.      To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

The Board of Directors has fixed the close of business on February 28, 2007 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at that time will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

You are requested to authorize a proxy to vote your shares by filling in and signing the enclosed proxy card, which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet by following the instructions on your proxy card. Any proxy delivered by a holder of Common Stock may be revoked by a writing delivered to the Company stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Holders of record of Common Stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or authorized a proxy by telephone or over the Internet, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.

By Order of the Board of Directors

Edward M. Schulman
Secretary

Alexandria, Virginia
April 5, 2007

Proxy Statement

AvalonBay Communities, Inc.

2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2007

I. SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q.              Why am I receiving these materials?

A.              This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 5, 2007. The accompanying proxy is solicited on behalf of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the “Company”). We are providing these proxy materials to you in connection with our 2007 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2007, at 9:00 a.m. local time at The Ritz-Carlton Tysons Corner Hotel, 1700 Tysons Boulevard, McLean, VA 22102, and any postponements or adjournments thereof (the “Annual Meeting”).  As a Company stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q.              Who may vote at the Annual Meeting?

A.              You may vote all the shares of our common stock that you owned at the close of business on February 28, 2007, the record date. On the record date the Company had 79,654,651 shares of common stock outstanding and entitled to vote at the meeting. You may cast one vote for each share of common stock held by you on all matters.

Q.              What constitutes a quorum at the Annual Meeting?

A.              The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which, on one or more but not all proposals, such broker or nominee does not have discretionary voting power to vote such share.

Q.              What proposals will be voted on at the Annual Meeting?

A.              At the Annual Meeting, stockholders will be asked to: (1) elect nine directors of the Company,  (2) vote on ratifying the selection of Ernst & Young LLP as the Company’s independent auditors for 2007 and (3) transact such other business as may be properly brought before the Annual Meeting.

Q.              How does the Board of Directors recommend I vote?

A.              Please see the information included in the Proxy Statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.                “FOR” each of the nominees to the Board of Directors; and

2.                “FOR” ratification of the selection of Ernst &Young LLP as the Company’s independent auditors for 2007.

Q.              How do I vote?

A.              Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this either over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

By Internet—If you have Internet access, you may authorize your proxy from any location in the world by following the “By Internet” instructions on the proxy card, or, if applicable, the Internet voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Telephone—If you live in the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card, or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Mail—You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a new properly executed and later dated proxy, by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without further action will not cause your previously granted proxy to be revoked. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee.

If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted FOR the election of the nine nominees for director of the Company named in this Proxy Statement and FOR the ratification of the selection of Ernst & Young as the Company’s independent auditors for 2007. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

The Company’s 2007 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2006, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including all exhibits to such form, may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of the Company’s website (www.avalonbay.com).

II. PROPOSALS

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors consists of nine members. The Board has nominated for election each of the nine current directors. Accordingly, nine nominees will stand for election at the Annual Meeting and if elected will serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualify. The following individuals have been nominated by the Board of Directors to serve as directors: Bryce Blair, Bruce A. Choate, John J. Healy, Jr., Gilbert M. Meyer, Timothy J. Naughton, Lance R. Primis, H. Jay Sarles, Allan D. Schuster and Amy P. Williams (each a “Nominee”, and collectively the “Nominees”). The Board of Directors anticipates that each of the Nominees, if elected, will serve as a director. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for all of the Nominees unless contrary instructions are set forth on the enclosed proxy card. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required to elect a Nominee. Accordingly, a vote withheld from a Nominee (i.e., an abstention) will have the same effect as a vote against the Nominee. Because there are only nine Nominees for nine Board positions, if a Nominee who is currently a director fails to receive the affirmative vote of the holders of a majority of all outstanding shares of Common Stock, then the Nominee will remain a director until such director’s successor is duly elected and qualifies.

The Board of Directors unanimously recommends a vote FOR all of the Nominees.

Information Regarding Nominees

The following biographical descriptions set forth information with respect to the Nominees for election as directors, based on information furnished to the Company by each Nominee. There is no family relationship between any director, Nominee, or executive officer of the Company.

Employee Directors:

Bryce Blair, 48, has been a director of the Company since May 2001. Mr. Blair has also served as the Company’s Chairman of the Board since January 1, 2002, Chief Executive Officer since February 1, 2001 and President from September 2000 through February 23, 2005. Mr. Blair was the Chief Operating Officer of the Company from February 1999 to February 2001. Prior to February 1999, Mr. Blair had served as Senior Vice President—Development, Acquisitions and Construction since the merger of the Company and Avalon Properties, Inc. (“Avalon Properties”) in June 1998 (the “Merger”), the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Mr. Blair was a partner with the Northeast Group of Trammell Crow Residential (“TCR”) from 1985 until 1993. Mr. Blair received his Masters degree in Business Administration from Harvard Business School. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the Young Presidents Organization (“YPO”), the National Association of Real Estate Investment Trusts (“NAREIT”), where he is on the Executive Committee and the Board of Governors, and the Urban Land Institute (“ULI”) where he serves as Chairman of the Multifamily Council as well as a Trustee.

Timothy J. Naughton, 45, has been a director of the Company since September 2005 and has been President since February 23, 2005. Previously, Mr. Naughton served as Chief Operating Officer since February 2001. Mr. Naughton has direct oversight of development, construction and investments, and plays an instrumental leadership role in other aspects of the Company’s business as well. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer since January 2000, overseeing the Company’s investment strategy. Prior to becoming the Chief Investment Officer, Mr. Naughton served as the Company’s Regional Vice President—Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company or its predecessors since 1989. Mr. Naughton is a member of The Real Estate Round Table, the Multifamily Council of the ULI and a member of the National Multi-Housing Council (“NMHC”), where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

Non-Employee Directors:

Bruce A. Choate, 59, has been a director of the Company since April 1994. In December, 2002, Mr. Choate was elected to the Board of Directors of Watson Land Company, a privately-held real estate investment trust (“REIT”) in Carson, California. At that time, Mr. Choate was also appointed as its President and Chief Executive Officer. Prior to December 2002, Mr. Choate had served since 1991 as Watson Land Company’s Chief Financial Officer. Prior to joining Watson Land Company, Mr. Choate was employed by Bixby Ranch Company, a privately-held real estate investment company in Seal Beach, California, as Senior Vice President and Chief Financial Officer. Previously, Mr. Choate held various management positions with national banking and mortgage banking organizations. He holds membership in the ULI, NAREIT, the Real Estate Investment Advisory Council, The Real Estate Round Table, and the National Association of Industrial and Office Property, and he serves on the Board of Directors of the Los Angeles Area Chamber of Commerce and the Los Angeles Economic Development Corporation and is a charter member of the Southern California Leadership Council. Mr. Choate has been nominated to stand for election to the Board of Directors of Standard Pacific Corp. at its annual meeting of shareholders scheduled for May 9, 2007.

John J. Healy, Jr., 60, has been a director of the Company since 1996. Mr. Healy is Co-Founder and CEO of Hyde Street Holdings, Inc., an investor in real estate and real estate related entities. Previously, Mr. Healy co-founded the Hanford/Healy Companies (1988), a real estate investment, asset management and consulting company, which was purchased by GMAC Commercial Mortgage, a subsidiary of General Motors, in September 1996. Mr. Healy has also held various management positions with real estate and financial firms including: The Federal Asset Disposition Association (predecessor to the Resolution Trust Corporation), Bank of America (COO and Director of Technical Services for a real estate subsidiary) and Manufacturers Hanover Trust Company (VP). Mr. Healy sits on the boards of AMB Alliance Fund III (Independent Council) and The Rosalind Russell Research Center for Arthritis (“UCSF”). Memberships in professional associations include: ULI, American Society of Real Estate Counselors (“CRE”), American Institute of Real Estate Appraisers (“MAI”), National Association of Corporate Directors (“NACD”), and Fellow—Royal Institution of Chartered Surveyors.

Gilbert M. Meyer, 62, has been a director of the Company since 1978. Mr. Meyer is the Company’s founder and has been continuously involved with the Company as an executive officer, director and/or stockholder since 1978. Mr. Meyer served as Executive Chairman of the Company from the date of the Merger until his retirement from that position in May 2000. Prior to the completion of the Merger, Mr. Meyer served as the Company’s Chairman, President and Chief Executive Officer. Mr. Meyer is also the founder and remains President of Greenbriar Homes Communities, Inc., a private for-sale, single-

family home building company in Northern California, and is a major stockholder in that company and indirectly owns significant interests in its limited liability company affiliates. He is also a member of the Haas School of Business Advisory Board, University of California at Berkeley, a member of the Policy Advisory Board of the Fisher Center for Real Estate and Urban Economics, University of California at Berkeley, and a member of the boards of philanthropic non-profit organizations.

Lance R. Primis, 60, has been a director of the Company since June 1998. Effective January 1, 2003, Mr. Primis was designated the Lead Independent Director of the Company (see “Board of Directors and its Committees—Lead Independent Director”). Since 1997, Mr. Primis has been the managing partner of Lance R. Primis & Partners, LLC, a management consulting firm with clients in the media industry. From 1969 to 1996, Mr. Primis was employed in various positions by The New York Times Company, including the positions of President and Chief Operating Officer, which he held from 1992 to 1996. In addition, Mr. Primis was the President and General Manager of The New York Times from 1988 to 1992. In addition, Mr. Primis is a member of the Board of Directors of Torstar Corporation, Metro International S.A., and Plum Holdings, LLC.

H. Jay Sarles, 61, has been a director of the Company since September 2005. Mr. Sarles is a private investor and senior advisor to Nautic Partners, a private equity company that manages $1.5 billion in assets. Mr. Sarles retired as Vice Chairman of Bank of America in March 2005. Prior to joining Bank of America in 2004, Mr. Sarles served in a variety of executive positions with FleetBoston Financial Corporation and its predecessors, including Vice Chairman and Chief Administrative Officer from December 2002 and Vice Chairman, Wholesale Banking prior to that. Mr. Sarles is a director of Ameriprise Financial, Inc., Carlyle Capital Corporation, Limited, Dental Service of Massachusetts and DentaQuest Ventures, Inc., and MBNA Europe Bank Limited, an indirect subsidiary of Bank of America, and is a trustee of Mount Holyoke College.

Allan D. Schuster, 65, has been a director of the Company since June 1998 and was a director of Avalon Properties from December 1993 through June 1998. Mr. Schuster has been a private investor since June 1993. From April 1988 until June 1993, he was Chairman and Chief Executive Officer of the Travelers Realty Investment Company, where he directed that company’s investment activities in commercial and agricultural real estate. During this same period, Mr. Schuster was Chairman and Chief Executive Officer of Prospect Company, a real estate development company. From December 1972 to September 1987, Mr. Schuster was with Citibank, N.A., where during the last five years of that term he was Managing Director of Citicorp Real Estate, Inc. Mr. Schuster is a member of the Appraisal Institute and the ULI.

Amy P. Williams, 50, has been a director of the Company since May 2001. Ms. Williams is a private investor and, until May 2005, was Vice President, Finance & Planning, of Allstate Insurance Company, the largest publicly-traded personal lines insurer in the United States. Prior to assuming that office, Ms. Williams was Vice President, Corporate Strategy for Allstate. Prior to joining Allstate in 1999, Ms. Williams had been a Partner since 1996 at Mitchell Madison Group, a global management consulting firm, where she headed the Chicago office and led the merger integration practice. From 1992 to 1996, Ms. Williams was a member of the senior management team of USF&G, Inc., a multi-line insurer based in Baltimore, Maryland, and her positions there included Senior Vice President, Strategy, and Senior Vice President, Human Resources. Prior to joining USF&G, Ms. Williams was a Senior Engagement Manager in McKinsey & Company’s Chicago office.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

The Board recommends that the stockholders ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) as the principal independent auditors of the Company for fiscal year 2007.

Ernst & Young was also the Company’s principal independent auditors for fiscal year 2006. If the selection of Ernst & Young is not ratified, the Audit Committee anticipates that it will nevertheless engage Ernst & Young as auditors for fiscal year 2007, but will consider whether it should select other auditors for fiscal year 2008. If the selection of Ernst & Young is ratified by the stockholders, the Audit Committee may nevertheless determine, based on changes in fees, personnel or for other reasons, to engage a firm other than Ernst & Young for the 2007 audit.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for ratification of the selection of Ernst & Young as the Company’s independent auditors for fiscal year 2007 unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast at the Annual Meeting is required to ratify the selection of Ernst & Young. Accordingly, an abstention will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young as the Company’s independent auditors for fiscal year 2007.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

Regardless of the number of shares you own, your vote is important to the Company. Please complete, sign, date and promptly return the enclosed proxy card or authorize a proxy by telephone or over the Internet to vote your shares by following the instructions on your proxy card.

III. CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Ethics and Corporate Governance Guidelines

The Company has adopted a Code of Conduct, which constitutes a “code of ethics” as defined by the SEC, that applies to the Company’s Board of Directors as well as its Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, and other employees of the Company. In addition, the Company has adopted Corporate Governance Guidelines. A copy of the Code of Conduct and the Corporate Governance Guidelines may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of the Company’s website (www.avalonbay.com). To the extent required by the rules of the SEC and the New York Stock Exchange (“NYSE”), we will disclose amendments and waivers relating to these documents in the same place on our website.

Board of Directors and its Committees

Board of Directors.   The Board of Directors consists of nine directors. The Board of Directors met five times during 2006. The Board of Directors schedules regular executive sessions at each of its meetings, in which the Company’s non-employee directors meet without management participation. In addition, at least once each year the Company’s independent directors meet without non-independent director participation. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he or she was a member. The Board expects all directors to attend annual meetings of stockholders, and all directors were in attendance at the 2006 Annual Meeting of Stockholders.

Audit Committee.   The Board of Directors has established an Audit Committee. The current members of this committee are Messrs. Choate (Chair), Schuster and Sarles, and Ms. Williams. The Board of Directors has determined that Mr. Choate is an “audit committee financial expert” as defined by the SEC and the NYSE. Mr. Choate’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations or liability that are greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation. The Board of Directors has determined that the members of the Audit Committee, including the audit committee financial expert, are “independent” under the rules of the SEC and the NYSE. The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors, is responsible for the compensation and oversight of the work of the independent auditors, reviews the results of the audit engagement with the independent auditors, and reviews and discusses with management and the independent auditors quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee met nine times during 2006. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention:  Chief Financial Officer or by accessing the “Investor Relations” section of the Company’s website (www.avalonbay.com).

Compensation Committee.   The Board of Directors has established a Compensation Committee. The current members of this committee are Ms. Williams (Chair) and Messrs. Healy and Sarles. The Board of Directors has determined that the members of the Compensation Committee are “independent” under the rules of the NYSE. The Compensation Committee, among other functions, reviews, designs and determines compensation structures, programs and amounts, establishes corporate and management performance goals and objectives, and administers the Company’s incentive compensation plans, including the Company’s Stock Incentive Plan. The Compensation Committee also reviews employment agreements and arrangements with officers. The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members as the Committee deems appropriate in order to carry out its responsibilities. In addition, our Stock Incentive Plan provides that the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties under the Plan with respect to stock and option awards, including the granting of awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended.  The Compensation Committee recently engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with advice and counsel on executive and board compensation, as well as competitive pay practices.  The Compensation Committee met four times during 2006. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention:  Chief Financial Officer or by accessing the “Investor Relations” section of the Company’s website (www.avalonbay.com).

Nominating and Corporate Governance Committee.   The Board of Directors has established a Nominating and Corporate Governance Committee (the “Nominating Committee”). The current members of this committee are Messrs. Schuster (Chair) and Primis. The Board of Directors has determined that the members of the Nominating Committee are “independent” under the rules of the NYSE. The Nominating Committee was formed to, among other functions, identify individuals qualified to become Board members, consider policies relating to Board and committee meetings, recommend the establishment or dissolution of Board committees and address other issues regarding corporate governance. The Nominating Committee met twice during 2006. The Board of Directors has adopted a written charter for the Nominating Committee.  A copy of the Nominating Committee charter may be obtained free of charge by writing to AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention:  Chief Financial Officer or by accessing the “Investor Relations” section of the Company’s website (www.avalonbay.com).

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the qualifications set forth in the Company’s corporate governance guidelines, which include business and professional background; history of leadership or contributions to other organizations; functional skill set and expertise; general understanding of marketing, finance, accounting and other matters relevant to the success of a publicly-traded company in today’s business environment; and service on other boards of directors. The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee may assess the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director which may come to the Nominating Committee’s attention through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any time during the year.

In exercising its function of recommending individuals for nomination by the Board for election as directors, the Nominating Committee considers nominees recommended by stockholders. The procedure by which stockholders may submit such recommendations is set forth in the Company’s Bylaws. See “Other Matters—Stockholder Proposals for Annual Meetings” for a summary of these requirements. When nominations are properly submitted, the Nominating Committee will consider candidates recommended by stockholders under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Company’s Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating Committee as part of its review. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

If you would like the Nominating Committee to consider a prospective candidate, please submit the candidate’s name and qualifications and other information in accordance with the requirements for director nominations by stockholders in the Company’s Bylaws to:  AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Corporate Secretary.

Investment and Finance Committee.   The Board of Directors has established an Investment and Finance Committee. The current members of this committee are Messrs. Healy (Chair), Blair, Choate, Meyer, Schuster, Naughton and Primis. The Investment and Finance Committee was formed to, among other things, review and monitor the acquisition, disposition, development and redevelopment of the Company’s communities, and review and monitor the financial structure, capital sourcing strategy and financial plans and projections of the Company. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve investment and financing activity. The Investment and Finance Committee met thirteen times during 2006.

Lead Independent Director.   To help assure sound corporate governance practices, the Board of Directors established the position of Lead Independent Director and Mr. Primis currently serves in that role. Mr. Primis’ role as Lead Independent Director includes chairing meetings of the non-management and independent directors; helping to encourage and facilitate communications among the non-management directors, the Chairman and management; facilitating communications among committees of the Board of Directors; and acting as a contact person for those who wish to communicate with the non-management directors.

Independence of the Board.   The NYSE has adopted independence standards for companies listed on the NYSE, including the Company. These standards require a majority of the Board of Directors to be independent and every member of the Audit Committee, Compensation Committee and Nominating Committee to be independent. NYSE standards provide that a director is considered independent only if the Board of Directors “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).”  In addition, the NYSE provides that:

•       A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship;

•       A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

•       A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•       A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship;

•       A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in a single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

To determine which of its members is independent, the Board of Directors used the above standards and also considered whether a director had any other past or present relationships with the Company which created conflicts or the appearance of conflicts. Based on this review, the Board determined that all current directors are independent because none of them has any past or present material relationships with the Company that creates a conflict or the appearance of a conflict, except for (i) Mr. Blair, who currently serves as the Company’s Chief Executive Officer, (ii) Mr. Naughton, who currently serves as the

Company’s President, and (iii) Mr. Meyer, who was the founder and former Chairman and Chief Executive Officer of the Company.

Contacting the Board

You may contact any of our directors, including the Lead Independent Director or our non-management directors as a group, by writing to them c/o AvalonBay Communities, Inc., 2900 Eisenhower Ave., Suite 300, Alexandria, VA  22314, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for this process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, during 2006, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company and its management.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Submitted by the Audit Committee

Bruce A. Choate (Chair)
H. Jay Sarles
Allan D. Schuster
Amy P. Williams

Fiscal 2005 and 2006 Audit Fee Summary

During fiscal years 2005 and 2006, the Company retained its principal independent auditors, Ernst & Young, to provide services in the following categories and approximate amounts:

	2005	2006
Audit fees	$717,500	$968,000
Audit related fees (1)	$249,870	$271,225
Tax fees (2)	$232,350	$231,440
All other fees	$0	$0

(1)          Audit related fees include fees for services traditionally performed by the auditor such as subsidiary audits, employee benefit audits, and accounting consultation.

(2)          Tax fees include preparation and review of subsidiary tax returns and taxation advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Transactions with Related Persons, Promoters and Certain Control Persons

The Company’s Code of Conduct, adopted by the Company’s Board of Directors and evidenced in writing, provides that no employee of the Company, including an executive officer or director, may engage in activities that create a conflict of interest with the Company unless all relevant details have been disclosed and an appropriate waiver permitting the conduct has been received. An activity constitutes a conflict of interest under the Code if (i) the activity could adversely affect or compete with the Company, (ii) any interest, connection or benefit to the employee or director from the activity could reasonably be expected to cause such employee or director to consider anything other than the best interest of the Company when deliberating and voting on Company matters, or (iii) any interest, connection or benefit to the employee or director from the activity could give such employee or director or a member of his or her family an improper benefit that he or she obtains on account of his or her position within the Company.  An executive officer or member of the Board of Directors may only receive a waiver from the Board or any designated committee of the Board, and any waiver granted to an executive officer or director will be disclosed to the Company’s stockholders to the extent required by law. The Nominating and Corporate Governance Committee of the Board (or any other committee that is designated) is responsible for administering the Code for executive officers and directors.

IV. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Executive Compensation.   The primary objective of our executive compensation program is to align the interests of management with the interests of our stockholders. The executive compensation program is also intended (i) to motivate the performance of management with clearly-defined goals and measures of achievement, (ii) to attract, retain and reward experienced, highly-motivated executives who are capable of leading us effectively and contributing to our long-term growth and profitability, and (iii) to create a clear line-of-sight so that our employees are directly rewarded for the performance of the business over which they have the greatest impact.

Total Compensation Package.   We utilize a combination of cash and equity-based compensation to provide appropriate incentives for our executives. Executive officers are eligible to receive a combination of annual base salary, annual cash bonuses, and annual restricted stock and option grants under our Stock Incentive Plan.

In recent years, the Compensation Committee’s guiding principle has been that the compensation of our officers should be set so that, in a year when target performance is achieved, the average total compensation (including the value of restricted shares and stock options) of officers is, in general, at approximately the 75th percentile of compensation paid to comparable officers at REITs that are approximately similar in size to AvalonBay. The particular REITs used for comparison in 2006 are:

AMB Property Corporation
Apartment Investment and Management Company
Archstone-Smith Trust
Boston Properties, Inc.
Camden Property Trust
Crescent Real Estate Equities Company
Developers Diversified Realty Corporation
Duke Realty Corporation
Equity Residential
Health Care Property Investors, Inc.
Kimco Realty Corporation
Liberty Property Trust
Macerich Company
Mack-Cali Realty Corporation
ProLogis
Public Storage, Inc.
United Dominion Realty Trust, Inc.

Our target performance is consistent with our strategic business objectives of providing stockholder returns that exceed those of our peers, developing properties at above average yields and achieving strong penetration in our chosen high-barrier-to-entry markets. Our total compensation is generally targeted at the 75th percentile to match the level of performance that we expect to achieve relative to our peer group and, in concert with our pay-for-performance model, is designed to attract and retain the best talent. In some cases the actual target for a particular officer could be more or less than the 75th percentile based on his/her individual performance, experience, tenure, or compensation relative to other officers. In order to set the appropriate level of compensation in accordance with this principle, the Compensation Committee has reviewed market compensation data provided by FPL Associates, L.P., a nationally recognized compensation consulting firm specializing in the real estate industry.

The methodology that the Compensation Committee used in setting target compensation for 2007 was similar to what was done in 2006, which includes an analysis of the market data from similar-sized REITs, a review of performance goals, and a comparison of internal officer compensation.

In addition to setting total compensation of its executive officers, the Compensation Committee has structured the compensation so that, in a year in which target performance is achieved, the following components comprise the relative proportions of total compensation:

Officer	Base Salary	Cash Bonus	Long-Term Equity
Mr. Blair	25%	25%	50%
Mr. Sargeant	25%	25%	50%
Mr. Naughton	25%	25%	50%
Mr. Horey	25%	25%	50%
Ms. Dunn	35%	25%	40%

Our compensation at the senior executive levels is established to ensure that our top officers’ rewards are most focused on long-term goals, objectives, and achievements. The proportion of compensation for senior level officers is more heavily weighted in long-term equity. The allocation between base salary, cash bonus and long-term equity for Ms. Dunn, the fifth named executive officer, is slightly different because her position within the Company, as Senior Vice President of Investments, has a different focus from that of the other executive officers. In accordance with SEC rules, the five named executive officers were identified based upon title (for CEO and CFO) and total compensation (as calculated in accordance with the Summary Compensation Table) of officers who are in charge of a principal business unit, division or function.

Base Salary.   The Compensation Committee establishes the base salary levels for our key executives annually based on the criteria described above. The base salary paid to each of the named executive officers in 2006 is set forth in the Summary Compensation Table on page 19 of this Proxy Statement. For 2007, the Compensation Committee has determined that the following base salaries will be paid:

Mr. Blair	$791,700
Mr. Sargeant	$445,000
Mr. Naughton	$525,000
Mr. Horey	$365,000
Ms. Dunn	$315,000

Cash Bonus.   Under our corporate bonus program, the Compensation Committee may award annual cash bonuses to officers based on the following three elements: (1) the achievement of specific Company performance goals, (2) the performance of the officer’s business unit, and (3) the performance of the individual officer. Various weightings are applied to each category based on each officer’s position and his or her ability to impact performance for the Company as a whole or a particular business unit. Each year, including for 2006, the Compensation Committee sets a threshold, target and maximum cash bonus as a percent of actual base salary earnings for each officer that may be awarded if certain goals are achieved. Threshold is set at 50% of target, and maximum is set at 200% of target.

For 2006, the following categories of performance goals and relative weightings were approved by the Compensation Committee and ratified by those members of the Board of Directors who would qualify for service on the Compensation Committee:

	Weight of Each Component
Name	Corporate	Business Unit	Individual
Mr. Blair	75%	—	25%
Mr. Sargeant	75%	—	25%
Mr. Naughton	75%	—	25%
Mr. Horey	40%	50%	10%
Ms. Dunn	30%	50%	20%

The corporate component of the annual bonus included three categories of performance goals, with weightings applicable to each goal set in advance based on a review of recommendations made by management. The following corporate goals were established for 2006:

(i)            The achievement of a targeted level of Operating Funds from Operations (“Operating FFO”) per share, both on an absolute and relative basis, composed 55% of total corporate performance. Operating FFO is defined as FFO (as defined by the National Association of Real Estate Investment Trusts and explained in the Company’s Annual Report to Stockholders accompanying this proxy statement) excluding gains or losses on the sale of undepreciated real estate (generally land) as well as certain other non-routine or non-recurring items. For determining relative performance, the peer group of multifamily REITs we compare to consisted of:  AIMCO, Archstone-Smith, BRE, Camden, Equity Residential, Essex, Home Properties, and United Dominion (collectively, the “Bonus Peer Group”). Operating FFO on an absolute basis was set at $3.89 per share for the achievement of threshold performance, $4.06 per share for the achievement of target performance, and $4.23 per share for the achievement of maximum performance. Actual 2006 Operating FFO on an absolute basis was determined to be $4.20 per share. For Operating FFO relative to the Bonus Peer Group, a 6th place ranking was threshold performance, 3rd place ranking was target performance (since a 3rd place ranking approximates our philosophy of targeting compensation at the 75th percentile of our peers) and maximum performance was 1st place. For 2006, the Compensation Committee determined that the Company achieved a 1st place ranking against this peer group.

(ii)        The operating performance of development and redevelopment activities, as compared to the original budgeted performance, made up 15% of the total corporate performance. Meeting budgeted net operating income (“NOI”) for this component was determined to be target performance, 10% below budgeted NOI was threshold performance, and exceeding budgeted NOI by 10% or more was maximum performance for this component. In 2006, the Compensation Committee determined that the Company’s development and redevelopment activities exceeded budgeted NOI by 1.1%, so performance was slightly above target. Budgeted NOI for this category, based upon 24 communities, was approximately $49.2 million, while actual NOI was approximately $49.8 million.

(iii)    The effectiveness of management (defined as the execution of business plans, flexibility in decision making, portfolio management, and focus on the correct organizational priorities) and progress on various corporate initiatives made up 30% of the total corporate performance metrics for 2006. For 2006, the Compensation Committee determined that achievement on this category was at 50% of maximum.

Overall, achievement of the corporate component of performance for 2006 for cash bonuses was determined to be 75.9% of maximum.

In Mr. Horey’s case, the Business Unit component was based on the achievements of the Property Operations group, as Mr. Horey is the senior executive officer with direct oversight for that group. Six metrics were established for the Property Operations group: (i) Same Store Sales relative to budget, (ii) Same Store Sales relative to peer group, (iii) NOI for other stabilized communities versus budget, (iv) lease-up and redevelopment NOI versus budget, (v) controllable expenses for Same Store Sales versus budget, and (vi) customer service. For 2006, the overall achievement for the Property Operations group was determined to be 73.65% of maximum.

For Ms. Dunn, the Business Unit component was based on the achievements of the Investments group, reflecting her responsibilities as senior officer with direct responsibility for that group’s activities. Three criteria were established for the Investments group:  performance with respect to (i) acquisitions, (ii) redevelopments, and (iii) dispositions. The Investments group’s performance was determined to be 57.05% of maximum for 2006.

Individual performance for Mr. Blair is determined by the Compensation Committee. The Committee also determines individual performance for the other named executive officers after receiving recommendations from Mr. Blair. In addition to the achievement of quantitative business goals, all officers receive individual performance evaluations that include an assessment of their leadership and management skills.

The actual cash bonus paid in 2007 with respect to performance in 2006 for each of the named executive officers is included in the Summary Compensation Table on page 19 of this Proxy Statement, under the column “Non-Equity Incentive Plan Compensation.”

Cash bonuses payable with respect to performance in 2007 are expected to be based on the same types of goals.

Long-Term Incentive Awards.   The Compensation Committee views the granting of stock options and restricted stock as a means of aligning management and stockholder interests and incenting or rewarding management’s long-term perspective. Stock options and restricted stock granted under our Stock Incentive Plan are designed to provide long-term performance incentives and rewards tied to the price of our Common Stock. Options granted vest over a period of three years. 20% of each restricted stock award vests on March 1 in the year of grant; the remaining 80% vests in equal annual installments on March 1 of each of the following four years.

Under our long-term incentive awards program, the Compensation Committee may award long-term incentive compensation to officers based on the achievement of specific Company performance goals and the performance of the officer’s business unit. For 2006, the weightings applied to the two categories of goals for each of the named executive officers were as follows:

	Weight of Each Component
Name	Corporate	Business Unit
Mr. Blair	100%	—
Mr. Sargeant	100%	—
Mr. Naughton	100%	—
Mr. Horey	67%	33%
Ms. Dunn	50%	50%

In each case, the corporate component of the long-term incentive included three categories of performance goals. The weightings applicable to each goal were set in advance and proposed by management to the Compensation Committee during its regularly scheduled January and February 2006 meetings.

(i)             The achievement of Total Stockholder Return as measured on both an absolute basis (based on a three-year average) and a relative basis (as compared to the Bonus Peer Group on a one-year basis) comprised 50% of total corporate performance. Threshold Total Stockholder Return on an absolute basis was set at 6%, Target was set at 9%, and Maximum was 12%. For 2006, total stockholder return (three-year average) was 45.0%.  For total stockholder return relative to the Bonus Peer Group (one-year basis), a 6th place ranking was threshold performance, a 3rd place ranking was target, and maximum performance was 1st place. In 2006, the Company achieved a 3rd place ranking against this peer group.

(ii)         The multiple of the price of our common stock compared to our FFO per share (as measured against the Bonus Peer Group) represented 20% of the total corporate performance. Threshold for this factor was set at 6th place, target was a 3rd place ranking, and 1st place was maximum performance. In 2006, the Company’s ranking for this criterion was 1st.

(iii)     The effectiveness of management and progress on various corporate initiatives made up 30% of the total corporate performance. Effectiveness of management and the progress of management on previously identified corporate initiatives was determined by the Compensation Committee and approved and ratified by the Compensation Committee and the independent directors of the full Board who would qualify for service on the Compensation Committee. For 2006, the Compensation Committee determined that achievement on this category was at 100% of maximum.

Business Unit metrics were similar to those described above used to calculate cash bonuses.

For 2006, corporate achievement of the long-term incentive measures was 93.8% of maximum, achievement for the Property Operations group was 86.8% of maximum and achievement for the Investments Group was 78.5% of maximum.   Based on those achievement levels and the formal approval and ratification of those determinations by the Compensation Committee, the actual numbers of options and shares of restricted stock granted to the named executive officers in 2007, with respect to performance in 2006, are set forth in the table below. Please note that the dollar value for long-term incentive awards included in the Summary Compensation Table under the “Stock Awards” and “Option Awards” columns represent the financial statement (GAAP) expense that we recognized in 2006 with respect to awards vesting in 2006, based on specific accounting standards, while the Grants of Plan-Based Awards Table sets out under “All Other Stock Awards” and “All Other Option Awards,” the actual number of shares underlying options and shares of restricted stock granted to the named executive officers on February 9, 2006, with respect to performance in 2005. The following table sets out the actual number of options and number of shares of restricted stock granted to the named executive officers on February 8, 2007, with respect to performance in 2006.

Named Executive Officer	Number of Options(1)	Number of Shares of Restricted Stock(2)
Bryce Blair	73,568	11,757
Thomas J. Sargeant	35,922	5,731
Timothy J. Naughton	44,010	7,013
Leo S. Horey	17,974	2,873
Lili F. Dunn	7,000	1,119

(1)          The options set forth in this column were granted on February 8, 2007, with an exercise price of $147.75 per share and vest over a three-year term.

(2)          The shares of restricted stock set forth in this column were granted on February 8, 2007. 20% of such grants vest on March 1 of the year of grant and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, or upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason.)  Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of the Company’s common stock.

In determining the number of shares underlying options that were awarded, as listed above, the Compensation Committee divided (x) one-third of the dollar value it had determined to award as long-term incentives, by (y) a three-year average of the Black-Scholes value of options awarded in 2005, 2006 and 2007 (using a December 31, 2006 value to approximate for the 2007 award). In determining the number of restricted shares that were awarded, as listed above, the Compensation Committee divided (x) the remaining two-thirds of the long-term incentive award dollar value by (y) the closing price of our common stock on the date of the award. In addition, the Compensation Committee, based upon a recommendation by Mr. Blair, determined to award to Mr. Naughton and Mr. Sargeant an additional $300,000 and $150,000, respectively, in long-term incentives, divided between options (one-third) and shares of restricted stock (two-thirds) as described above. These additional grants, which were made to reflect extraordinary performance and achievements during the year, are included in the amounts identified in the table above.

For awards to be granted in 2008 with respect to performance in 2007, it is expected that the same types of goals will be used. The three year methodology for determining the number of shares underlying option grants is under review by the Compensation Committee.

Other Benefits.   Pursuant to our Deferred Compensation Plan, certain employees, including the named executive officers, may defer up to 10% of base annual salary and up to 25% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available Investment Funds.

We have an employee stock purchase plan that allows our employees the opportunity to purchase up to $25,000 of our common stock per year at a 15% discount off of the lower of the last reported sale price of our common stock on the NYSE on the beginning date or ending date of the purchase period.

In addition, we maintain a 401(k) Retirement Savings plan and annually match 50% of the first six percent of base salary and bonus contributed to such plan by any employee (subject to certain tax limitations). We offer medical, dental and vision plans, a portion of the cost of which is paid by the employee. We also provide life insurance, accidental dismemberment insurance, and short-term and long-term disability insurance for each employee. Messrs. Blair, Sargeant, Naughton and Horey each have employment agreements with the Company pursuant to which certain other benefits are provided to them. The terms of each of such employment agreements are described in  “Potential Payments Upon Termination or Change-in-Control” below.

Practices with regard to dates and pricing of stock and option grants.   The Compensation Committee determines the number of shares underlying options and shares of restricted stock to award to each officer. Those members of the Board of Directors who qualify for service on the Compensation Committee are presented with this list of option awards to review and ratify at the Board’s regularly scheduled February meeting. The date of the award is the date of the regularly-scheduled February meeting of the full Board of Directors at which those qualifying directors vote to ratify the option amount. The exercise price of each option granted is the closing price of our common stock that day.

In all cases, our options are granted (i) on the date of a regularly-scheduled full Board meeting at which actions of the Compensation Committee are reviewed and ratified by the independent directors of the Board who qualify for service on the Compensation Committee, (ii) on the date of a new hire’s start with the Company as approved by the Chairman/CEO in advance of the start date, (iii) on the date of approval by the Chairman/CEO for retention or recognition purposes up to a Board-authorized maximum value of $100,000 or (iv) on the date of a terminated senior executive’s departure from the Company as set out in formal terms approved by the Compensation Committee in advance. Option exercise prices are determined by the NYSE closing price of our common stock on the date of grant. Additionally, all officers must receive prior authorization for any purchase or sale of our common stock, which are generally only given during approved trading windows established in advance and based upon earnings release dates.

Section 162(m).   The SEC requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Amy P. Williams (Chair)
John J. Healy, Jr.
H. Jay Sarles

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of John J. Healy, Jr., H. Jay Sarles and Amy P. Williams. None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a director).

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006. The named executive officers were not entitled to receive payments that would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006, which would otherwise be disclosed under a column (d) as provided in Item 402(c)(2)(iv) of Regulation S-K.  Cash bonuses paid in 2006 under our incentive compensation program are included in column (g).

(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Bryce Blair	2006	754,279	1,629,684	1,105,653	1,066,739	—	212,448	4,768,803
Chairman & CEO
Thomas J. Sargeant	2006	420,464	738,385	513,795	535,177	—	109,126	2,316,947
CFO
Timothy J. Naughton	2006	487,637	700,760	619,705	689,641	—	124,798	2,622,541
President
Leo S. Horey	2006	346,188	375,867	280,842	401,329	—	63,939	1,468,165
Executive Vice President—Operations
Lili F. Dunn	2006	298,077	177,482	121,944	262,111	—	25,105	884,719
Senior Vice President—Investments

(1)    The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of restricted stock awards made pursuant to the Company’s Stock Incentive Plan, and thus include amounts from awards granted in and prior to 2006. The value is based on the closing price of our common stock on the NYSE on the date of grant.

(2)    The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards of stock options made pursuant to the Company’s Stock Incentive Plan, and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(3)    The amounts in column (g) reflect the cash awards to the named individuals determined by the Compensation Committee in January 2007 (based upon the achievement of performance metrics determined in February 2006 as more fully described in the “Compensation Discussion and Analysis” above) and ratified on February 8, 2007 by the members of the full Board of Directors who would be qualified to serve on the Compensation Committee.

(4)    All earnings under the Company’s nonqualified deferred compensation program are determined by reference to returns of actual mutual funds and the Company does not consider such earnings to be above market.

(5)    The amounts shown in column (i) include, for each named executive officer, a car allowance, amounts contributed by the Company to the named executive officers’ 401K accounts, and dividends paid on unvested shares of restricted stock during 2006 in the following amounts:  Mr. Blair—$122,295; Mr. Sargeant—$57,049; Mr. Naughton—$67,230; Mr. Horey—$35,116; and Ms. Dunn—$16,446. The amounts shown in column (i) for Messrs. Blair, Sargeant, Naughton and Horey also include a general executive benefit payment, and premiums paid by the Company in 2006 for Company-owned life insurance policies on the lives of such named executive officers for which the Company has endorsed the respective policies so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were in the following amounts for each officer (such amounts representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see “Potential Payments Upon Termination or Change-in-Control—Endorsement Split Dollar Agreements”): Mr. Blair—$58,759; Mr. Sargeant—$27,988; Mr. Naughton—$33,381; and Mr. Horey—$10,723. The amount shown for Ms. Dunn includes premiums in the amount of $560 paid by the Company for a standard term life insurance policy in the amount of $750,000. The amounts shown in column (i) for Messrs. Blair, Sargeant and Naughton also include disability insurance premiums paid by the Company in 2006 for disability insurance policies in their names.

Grants of Plan-Based Awards

The table below sets out the grants made to the named executive officers in 2006 under our Stock Incentive Plan and otherwise. The amounts in columns I and II reflect the threshold, target and maximum cash and equity incentive awards established in 2006, for which actual awards were made in February 2007. The amounts in columns III and IV reflect the actual stock and option awards made under the Stock Incentive Plan in February 2006 with respect to performance in 2005.

		I			II			III	IV
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or units (#)(3)	All other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Bryce Blair	2/9/2006	380,625	761,250	1,522,500							N/A
	2/9/2006				1,385,069	2,077,500	2,769,931				N/A
	2/9/2006							18,912			1,875,125
	2/9/2006								189,264	99.15	2,161,395
Thomas J. Sargeant	2/9/2006	191,250	382,500	765,000							N/A
	2/9/2006				595,363	893,000	1,190,637				N/A
	2/9/2006							8,984			890,764
	2/9/2006								91,722	99.15	1,047,465
Timothy J. Naughton	2/9/2006	250,000	500,000	1,000,000							N/A
	2/9/2006				666,700	1,000,000	1,333,300				N/A
	2/9/2006							10,830			1,073,795
	2/9/2006								112,680	99.15	1,286,806
Leo S. Horey	2/9/2006	140,000	280,000	560,000
	2/9/2006				346,684	520,000	693,316
	2/9/2006							4,555			451,628
	2/9/2006								43,328	99.15	494,806
Lili F. Dunn	2/9/2006	105,000	210,000	420,000
	2/9/2006				143,341	215,000	286,660
	2/9/2006							2,132			211,388
	2/9/2006								19,838	99.15	226,550

(1)    The amounts shown in columns (c), (d) and (e) reflect the threshold, target and maximum payment levels for 2006 under our cash bonus plan, which were established on February 9, 2006. The actual cash bonuses received by each of the named executive officers for performance in 2006 are set out in column (g) of the Summary Compensation Table.

(2)    The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum dollar values for 2006 performance for annual equity grants under our equity incentive plan, which were adopted on February 9, 2006. As noted in the “Compensation Discussion and Analysis” section above, the actual number of shares of restricted stock granted to the named executive officers on February 8, 2007 based upon achievement under this plan were as follows: Mr. Blair—11,757, Mr. Sargeant—5,731, Mr. Naughton—7,013, Mr. Horey—2,873, and Ms. Dunn—1,119. Information about the vesting of such shares of restricted stock is provided in footnote (3) below. The actual number of shares underlying options granted to the named executive officers on February 8, 2007 based upon achievement under this plan was as follows: Mr. Blair—73,568, Mr. Sargeant—35,922, Mr. Naughton—44,010, Mr. Horey—17,974, and Ms. Dunn—7,000. Each of such options was granted at an exercise price of $147.75. Information about the vesting of such options is provided in footnote (4) below.

(3)    The number of shares of restricted stock shown in column (i) represent the actual number of shares of restricted stock granted to the named executive officers on February 9, 2006, with respect to performance in 2005, and do not represent compensation for performance in 2006. With respect to all shares of restricted stock described in this table, 20% of the shares vested on March 1 in the year of issuance and the remaining 80% of the shares vest in four equal annual installments on the anniversaries of that date, subject to accelerated vesting (in the case of termination of employment without cause, upon death, disability or retirement, or upon a change in control of the Company (as defined in the Stock Incentive Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). In addition, in the case of Mssrs. Blair, Naughton, Sargeant and Horey, vesting of restricted stock and options will be accelerated under certain conditions, as described in their employment agreements with the Company and discussed in “Potential Payments Upon Termination or Change-in-Control” below. Dividends are payable on the shares, at the same rate as dividends paid on all outstanding shares of our common stock.

(4)    The number of shares underlying options shown in column (j) represent the actual number of options granted to the named executive officers on February 9, 2006, with respect to performance in 2005, and do not represent compensation for performance in 2006. All options described in this table become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. The Stock Incentive Plan and our standard form of stock option agreement provide that all options will be forfeited upon a termination for cause and all options will vest upon termination for retirement, as defined in the Stock Incentive Plan, in which case the remaining term of the option will be 12 months or, if earlier, the expiration of the original ten year term of the option. In addition, in the event of a termination for any of the following reasons, unvested options shall terminate and (subject to the expiration of the original ten-year term of the option) the individual will have the following time within which to exercise vested options: (i) six months following a termination of employment in the case of death; (ii) twelve months following a termination of employment due to disability; and (iii) three months following a termination for any other reason. The options provide for immediate vesting upon a change in control of the Company. The employment agreements for Messrs. Blair, Naughton, Sargeant and Horey provide that options granted to them (a) shall be subject to accelerated vesting under certain additional circumstances as described in “Potential Payments Upon Termination or Change-in-Control” below, and (b) shall, under certain circumstances, have exercise periods following a termination of employment that are nine to eighteen months longer than indicated above (e.g., an exercise period of one year, rather than three months, following a termination of employment without cause).

(5)    For the February 9, 2006 option grants, the value was calculated using the Black-Scholes model with the following material assumptions: dividend yield of 5.0%, volatility of 17.6%, risk-free interest rates of 4.6%, and an expected life of approximately 7 years. The actual realized value will depend upon the difference between the market value of the common stock on the date the option is exercised and the exercise price. For the February 9, 2006 grants of restricted stock, the value was calculated based on the closing price of the Common Stock on the date of grant of $99.15.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan Awards:
					Equity					Incentive	Market or
					Incentive					Plan Awards:	Payout
					Plan Awards:				Market	Number of	Value Of
	Number of		Number of		Number of			Number of	Value of	Unearned	Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares	Shares
	Underlying		Underlying		Underlying			Units of	Units of	Units or Other	Units or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options (#)(1)	Price ($)	Date	Vested (#)	Vested($)(2)	Vested (#)(3)	Vested ($)(2)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Blair	61,472	(4)	—		—	45.95	2/13/2011
	51,600	(5)	—		—	45.79	2/13/2012
	27,000	(6)	—		—	36.02	2/12/2013
	65,589	(7)	34,771	(7)	—	50.60	2/12/2014
	48,668	(8)	97,337	(8)	—	69.95	2/11/2015
	—		189,264	(9)	—	99.15	2/9/2016
	—		—		73,568	147.75	2/8/2017
								38,747	5,039,047	11,757	1,528,998
Mr. Sargeant	5,471	(7)	15,726	(7)	—	50.60	2/12/2014
	21,145	(8)	42,292	(8)	—	69.95	2/11/2015
	—		91,722	(9)	—	99.15	2/9/2016
	—		—		35,922	147.75	2/8/2017
								18,285	2,377,964	5,731	745,317
Mr. Naughton	14,500	(4)	—		—	45.95	2/13/2011
	37,733	(5)	—		—	45.79	2/13/2012
	24,000	(6)	—		—	36.02	2/12/2013
	37,497	(7)	18,749	(7)	—	50.60	2/12/2014
	24,040	(8)	48,082	(8)	—	69.95	2/11/2015
	—		112,680	(9)	—	99.15	2/9/2016
	—		—		44,010	147.75	2/8/2017
								21,548	2,802,317	7,013	912,041
Mr. Horey	18,432	(7)	11,192	(7)	—	50.60	2/12/2014
	13,439	(8)	26,878	(8)	—	69.95	2/11/2015
	—		43,328	(9)	—	99.15	2/9/2016
	—		—		17,974	147.75	2/8/2017
								11,255	1,463,713	2,873	373,634
Ms. Dunn	4,352	(4)	—		—	45.95	2/13/2011
	10,844	(5)	—		—	45.79	2/13/2012
	6,781	(6)	—		—	36.02	2/12/2013
	10,193	(7)	5,097	(7)	—	50.60	2/12/2014
	5,143	(8)	10,286	(8)	—	69.95	2/11/2015
	—		19,838	(9)	—	99.15	2/9/2016
	—		—		7,000	147.75	2/8/2017
								5,544	720,997	1,119	145,526

           (1) Reflects the number of options granted on February 8, 2007 with respect to performance in 2006 under the Company’s long-term incentive plan, which options will become exercisable in three annual installments beginning on February 8, 2008.

           (2) Based on the last reported sale price of our common stock on the NYSE on December 29, 2006 of $130.05 per share.

           (3) Reflects the number of shares of restricted stock granted on February 8, 2007 with respect to performance in 2006 under the Company’s long-term incentive compensation plan. 20% of these shares vested on March 1, 2007, and the remaining 80% will vest over the next four years, with 20% vesting on March 1 of each year.

           (4) Reflects options granted on February 13, 2001, that became exercisable in three annual installments beginning on February 13, 2002.

           (5) Reflects options granted on February 13, 2002, that became exercisable in three annual installments beginning on February 13, 2003.

           (6) Reflects options granted on February 12, 2003, that became exercisable in three annual installments beginning on February 12, 2004.

           (7) Reflects options granted on February 12, 2004, that became exercisable in three annual installments beginning on February 12, 2005.

           (8) Reflects options granted on February 11, 2005, that become exercisable in three annual installments beginning on February 11, 2006.

           (9) Reflects options granted on February 9, 2006, that become exercisable in three annual installments beginning on February 9, 2007.

Option Exercises and Stock Vested Table

The following table identifies the number of shares underlying options exercised during 2006 for each of the named executive officers, the value realized on such exercises, and the number of shares of restricted stock that vested during 2006 for each such officer and the value of such shares on the date of vesting.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Blair	86,476	6,033,954	16,747	1,740,223
Mr. Sargeant	54,276	3,555,905	8,095	832,814
Mr. Naughton	41,300	3,027,914	9,427	969,850
Mr. Horey	23,173	1,842,709	5,716	588,062
Ms. Dunn	18,586	1,380,822	2,858	294,031

(1)          Based on the last reported sale price of our common stock on the NYSE on the date of vesting. All shares vested on March 1, 2006, on which the last reported sale price of our common stock on the NYSE was $102.88, with the exception of 600 shares granted to Mr. Blair which vested on December 12, 2006, on which the last reported sale price of our common stock on the NYSE was $131.70.

Nonqualified Deferred Compensation

Pursuant to our Deferred Compensation Plan, certain employees of the Company, including the named executive officers, may defer up to 10% of base annual salary and up to 25% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available Investment Funds. The table below shows the Investment Funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2006, as reported by the administrator of the Deferred Compensation Plan. Since the Investment Funds are all publicly available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be “above market.”

Name of Fund	2006 Rate of Return (%)
DWS Cash Investment Trust—Class S	4.33
DWS Core Plus Income Fund—Class S	4.59
DWS Conservative Allocation Fund—Class S	9.29
DWS Moderate Allocation Fund—Class S	11.50
DWS Growth Allocation Fund—Class S	13.50
DWS Growth & Income Fund—Class S	13.51
SSgA S&P 500 Index Fund	15.60
American FundsSM EuroPacific Growth Fund®—Class R3	21.43
DWS RREEF Real Estate Securities Fund—Class A	37.73
Franklin Mutual Beacon Fund—Class A	20.65
Loomis Sayles Small Cap Value Fund—Retail Class	17.97
DWS Dreman High Return Equity Fund—Class A	17.40
T. Rowe Price Mid-Cap Growth Fund—Advisor Class	6.56
American FundsSM The Growth Fund of America®—Class R3	10.62

Benefits under our Deferred Compensation Plan will be paid out on the earliest of the employee’s death, retirement, or the date six month’s following termination of employment, or in the event of an “Unforeseeable Financial Emergency” as determined by our Retirement Planning Committee, a committee of management designated by the Compensation Committee of the Board of Directors, in its sole discretion and in accordance with tax law requirements. Benefits can be received either as a lump sum payment or in annual installments, based upon elections made by the employee.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Blair	292,315	—	167,713	—	1,544,704
Mr. Sargeant	176,617	—	207,098	—	1,356,208
Mr. Naughton	165,378	—	113,988	—	1,148,316
Mr. Horey	32,003	—	57,844	—	520,313
Ms. Dunn	11,462	—	7,847	—	74,849

(1)          All amounts identified in this column are also included in the compensation to such named executive officer reported in the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control

The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been included as exhibits to the Company’s filings with the SEC.

We have entered into employment agreements with Messrs. Blair, Naughton, Sargeant and Horey. These agreements, including current renewal terms, expire on varying dates between December 2007 and November 2008, but provide for automatic one-year renewals (or two-year renewals in the case of Mr. Blair) thereafter, unless an advance notice of non-renewal is provided by either party to the other in advance of the expiration of the employment term. If there is a “change in control” of the Company (as defined in the employment agreements), the employment agreements will be automatically extended for three years from the date of the change in control.

The employment agreements generally provide for termination and severance benefits in the case of a termination without Cause, a non-renewal of the agreement by us, or a voluntary resignation by the executive that is due to a constructive termination by the Company without Cause (generally, (x) a change in control, (y) a material breach of the employment agreement or (z) a material change in the executive’s employment circumstances caused by us). The employment agreements for Messrs. Blair and Sargeant provide that if the executive is terminated without Cause or voluntarily resigns after a constructive termination without Cause, or in the event of a termination due to disability, the executive will be entitled to the following severance benefits: (i) cash in an amount equal to three times (two times in the case of a termination due to disability) the average of the sum of the current year’s and two preceding years’ (A) base salary, plus (B) cash bonus earned, plus (C) the value of stock and equity-based compensation awards granted (the value of which is to be determined by the Compensation Committee) (such average is referred to as the executive’s “Covered Average Compensation”); (ii) 36 months of medical and disability insurance benefits (24 months in the case of a termination due to disability); (iii) accelerated vesting of stock options and restricted stock awards; and (iv) continued payment of the whole-life portion of the premiums due on a life insurance policy in accordance with the terms of a split dollar agreement relating thereto (described below). The employment agreements with Messrs. Naughton and Horey provide for generally similar severance benefits, but the cash amounts and periods for which the Company will reimburse medical and disability benefits are in some cases less than provided by the employment agreements with Messrs. Blair and Sargeant. In the event that any severance payment paid to an officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall make an additional severance payment to the executive (a “partial gross up payment”) to compensate such officer for the excise tax incurred. The partial gross up payment would be an amount such that the net amount retained by the officer, before accrual or payment of any Federal or state income taxes on the partial gross up payment but after accrual or payment of the excise tax on the partial gross up payment, is equal to the total excise tax on the severance payment.

In addition, if the Company elects not to renew the term of an employment agreement with Messrs. Blair or Sargeant, then upon the executive’s termination of employment, the Company must provide the executive with the following severance benefits: (i) one times Covered Average Compensation, (ii) 24 months of medical and disability insurance benefits, (iii) accelerated vesting of stock options and restricted stock awards and (iv) continued payment of the whole-life portion of the premiums due on a life insurance policy in accordance with the terms of a split dollar agreement relating thereto (described below). In general, if the Company elects not to renew an employment agreement with Messrs. Naughton or Horey, then, upon the executive’s termination of employment, the Company must provide the executive benefits that are comparable to those for Messrs. Blair and Sargeant, except that (i) accelerated vesting of equity awards and continued payment of life insurance premiums will only apply if the Company terminates the executive’s employment during the two-year period following the non-renewal, and (ii) with respect to cash and medical and disability insurance benefits, Messrs. Naughton and Horey would only be entitled to: (a) one times the sum of the executive’s base salary for the current year plus one times the average cash bonus earned in the current year and preceding two years and (b) 12 months of medical and disability insurance benefits.

Other Severance Arrangements.   Our agreements with our directors and officers governing compensatory stock option and restricted stock awards provide for immediate vesting (and, in the case of stock options, immediate exercisability) if a “change of control” (as defined in these agreements) occurs. In addition, upon the retirement of an employee (as defined under the Stock Incentive Plan) (a) all of such employee’s options shall automatically become fully exercisable and (absent a specific agreement providing otherwise) shall be exercisable for one year thereafter and (b) all of such employee’s restricted shares of stock shall automatically vest. Retirement of an employee under the Plan generally means the termination of employment, other than for cause, when the sum of the following equals or exceeds 70 years:  (i) the number of full months of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee’s age on the date of termination (must be at least 50 years old.)  To qualify for retirement, the employee must also give six months’ prior written notice to us of his intention to retire and enter into a one year non-solicitation and non-competition agreement with us. Under this formula, Messrs. Blair, Naughton, Sargeant and Horey will become eligible for retirement in 2008, 2011, 2008 and 2012, respectively. We have adopted an Officer Severance Program for the benefit of those of our officers, including Ms. Dunn, who do not have employment agreements. Under this program, in the event an officer who is not otherwise covered by a severance arrangement is terminated (other than for cause) within two years of a change in control (as defined) of the Company or during the six months prior to a change in control, such officer will generally receive a cash lump sum payment equal to the sum of such officer’s base salary and one times the average cash bonus paid during the prior two years, as well as accelerated vesting of stock options and restricted stock. Under this program, if Ms. Dunn were terminated without cause following a change in control on December 31, 2006, she would have received a cash severance payment of $550,056, and accelerated vesting of options and restricted stock valued at $1,636,139 and $720,997, respectively.

Endorsement Split Dollar Agreements.   The Company owns whole-life insurance policies with respect to Mr. Meyer, a director, as well as for Messrs. Blair, Naughton, Sargeant and Horey. The face amount of each policy is $2,500,000 (for Messrs. Meyer and Blair), $1,500,000 (for Messrs. Sargeant and Naughton)

and $750,000 (for Mr. Horey). The Company has endorsed each of these Company-owned policies such that in the event of the death of an insured, the Company will be paid insurance proceeds equal to the cumulative premiums paid on the policy by the Company, with excess insurance proceeds being paid to the insured’s estate or named beneficiary. The Company has agreed to (i) pay the premiums due on each policy through 2017 (provided that the insured pays a portion of the premium equal to the current term rate for the insured’s age multiplied by the insured’s current interest in the policy), (ii) after the last Company payment, withdraw cash from the policy equal to the cumulative premiums paid and (iii) thereafter assign the policy to the insured. In the case of the insureds other than Mr. Meyer, the Company will cease making premium payments, and will withdraw the cumulative premiums and assign the policy, earlier than 2017 in the event of the insured’s termination for cause or voluntary resignation without a constructive termination.

Severance Tables.   The tables below, together with the footnotes thereto and additional information below, reflect the payments and benefits that Messrs. Blair, Sargeant, Naughton, and Horey would receive in the event of termination of such officer’s employment with the Company under various scenarios, including termination for cause (both with and without a change in control of the Company), termination without cause (including a constructive termination without cause), death, disability, non-renewal of the officer’s employment, and retirement. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of each such officer’s separation from the Company. No table is provided for Ms. Dunn because any severance payable to her has been fully described in the description of  “Other Severance Arrangements” above.

Certain Potential Payments and Benefits Upon Termination

Bryce Blair, Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2006 Stock Option Award(1)	—		249,411		249,411		249,411		249,411		249,411
B	Benefit of Acceleration of Unvested Stock Options(2)	—		1,182,467		1,182,467		1,182,467		1,182,467		1,182,467
C	Severance (Cash)	—		15,960,574		—		10,640,383		5,320,191		15,960,574
D	Medical and Disability Insurance Benefits	—		58,806	(3)	—		29,298	(4)	39,489	(4)	58,806	(5)
E	Life Insurance	21,822	(6)	434,734	(7)		(8)	434,734	(7)	434,734	(7)	434,734	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		4,130,000

Thomas J. Sargeant, Chief Financial Officer

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2006 Stock Option Award(1)	—		107,208		107,208		107,208		107,208		107,208
B	Benefit of Acceleration of Unvested Stock Options(2)	—		553,909		553,909		553,909		553,909		553,909
C	Severance (Cash)	—		7,863,143		—		5,242,096		2,621,048		7,863,143
D	Medical and Disability Insurance Benefits	—		66,123	(3)	—		38,113	(4)	44,253	(4)	66,123	(5)
E	Life Insurance	13,296	(6)	207,072	(7)		(8)	207,072	(7)	207,072	(7)	207,072	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		1,592,000

Timothy J. Naughton, President

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2006 Stock Option Award(1)	—		120,053		120,053		120,053		120,053		120,053
B	Benefit of Acceleration of Unvested Stock Options(2)	—		665,530		665,530		665,530		665,530		665,530
C	Severance (Cash)	—		4,027,319		—		3,013,568		3,513,568		9,040,705
D	Medical and Disability Insurance Benefits	—		35,830	(3)	—		14,588	(4)	18,011	(4)	53,466	(5)
E	Life Insurance	11,905	(6)	246,973	(7)		(8)	246,973	(7)	246,973	(7)	246,973	(7)
F	Disability Benefits	—		—		—			(9)	—		—
G	280G Tax Gross-Up	—		—		—		—		—		2,042,000

Leo S. Horey, Executive Vice President—Property Operations

Executive Benefits and Payments Upon Termination		For Cause or Voluntary($)		Without Cause (Unrelated to a Change in Control)($)		Death($)		Disability($)		Non-Renewal($)		Termination Without Cause (Related to a Change in Control)($)
A	Value of 2006 Stock Option Award(1)	—		62,583		62,583		62,583		62,583		62,583
B	Benefit of Acceleration of Unvested Stock Options(2)	—		290,355		290,355		290,355		290,355		290,355
C	Severance (Cash)	—		2,184,530		—		1,528,890		1,878,890		4,586,671
D	Medical and Disability Insurance Benefits	—		38,713	(3)	—		19,057	(4)	19,366	(4)	58,045	(5)
E	Life Insurance	5,487	(6)	79,335	(7)		(8)	79,335	(7)	79,335	(7)	79,335	(7)
F	Disability Benefits	—		—		—		—		—		—
G	280G Tax Gross-Up	—		—		—		—		—		931,000

Footnotes for all tables above:

(1)             Upon termination for the stated reason, the officer will receive an award of immediately exercisable stock options in respect of that year’s performance, with the number of shares underlying the option determined as contemplated by the Company’s annual long-term incentive compensation plan, pro rated to reflect the portion of the year worked (i.e., full year for a termination on December 31, 2006). The option will have a one-year exercise period, and the value above is based on the Black-Scholes value of the option that would have been awarded for a termination on December 31, 2006.

(2)             Unvested stock options held by the officer prior to termination vest upon termination for the stated reason. The value of the benefit of acceleration of vesting is indicated in the table and represents the value of the accelerated vesting of stock options determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code using the Company’s common stock price on December 29, 2006 of $130.05 per share. The full in-the-money value of options for which vesting would accelerate upon a termination on December 31, 2006 of each named executive officer, based on a closing price of $130.05 on December 29, 2006, is: Mr. Blair—$14,460,767; Mr. Sargeant—$6,625,390; Mr. Naughton—$7,861,148; Mr. Horey—$3,843,407; and Ms. Dunn—$1,636,139.

(3)             Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 3 years for Messrs. Blair and Sargeant, and 2 years for Messrs. Naughton and Horey.

(4)             Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 2 years for Messrs. Blair and Sargeant, and 1 year for Messrs. Naughton and Horey, except that in the case of disability, no disability insurance premiums would continue to be paid, but disability insurance benefits would be received. See footnote (9).

(5)             Represents the estimated present value of continued medical, dental, vision and disability insurance benefits for 3 years.

(6)             Represents the cash surrender value of the policy less the aggregate premiums paid by the Company, which aggregate premiums will be recovered by the Company.

(7)             Represents the estimated present value of 10 years of future premiums paid by the Company on the whole-life portion of a split-dollar life insurance policy. (These premiums will be recovered by the Company in the future.)

(8)             Upon death, (i) the officer’s estate will receive a death benefit under a life insurance policy owned by the Company in the amount of $2.5 million with respect to Mr. Blair, $1.5 million with respect to Messrs. Sargeant and Naughton, and $750,000 with respect to Mr. Horey, and (ii) the Company will receive repayment of all premiums paid by the Company.

(9)             The Company maintains a disability insurance policy or policies for the officer. Upon a termination for disability, the estimated present value of the monthly benefits the officer would receive through age 65 based on existing policies would equal $1,900,918 for Mr. Blair, $1,086,565 for Mr. Sargeant,  and $ 1,315,717 for Mr. Naughton.

The following benefits apply generally to all similarly situated employees and are not included in the tables above:

•       Upon a termination of any employee’s employment without cause or upon death, disability or retirement (as defined in the Stock Incentive Plan) of the employee, or upon a change in control of the Company, all unvested shares of restricted stock held by an employee will immediately vest. In the case of Messrs. Blair, Naughton, Sargeant and Horey and Ms. Dunn, if their shares of restricted stock had accelerated on December 31, 2006 for any of the foregoing reasons, the present value of such acceleration, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code, would have been $1,649,721, $882,098, $765,424, $439,403, and $140,795, respectively. The full value of the shares of restricted stock for which vesting would accelerate upon a termination on December 31, 2006 of each of the named executive officers, based on a closing price of $130.05 on December 29, 2006 is: Mr. Blair—$6,568,045; Mr. Sargeant—$3,123,281; Mr. Naughton—$3,714,358; Mr. Horey—$1,837,346; and Ms. Dunn—$866,523.

•       Although the shares of restricted stock held by an employee vest under the circumstances described above, stock options held by an employee do not vest except in the case of a termination due to retirement. However, the employment agreements of Messrs. Blair, Naughton, Sargeant and Horey provide that their unvested stock options will vest in the case of termination of employment in most cases other than for cause, with one year to exercise their stock options after termination, and the value of this acceleration of their options had it occurred on December 31, 2006, determined in accordance with regulations promulgated under Section 280G of the Internal Revenue Code, is reflected in Row B of the tables above. In the case of a termination due to retirement, the value of the acceleration of their options would be the same as indicated in the tables above. For Ms. Dunn, the value of an acceleration of her options determined in the same manner, had it occurred on December 31, 2006 due to a termination by retirement, would have been $125,391. The full in-the-money value of options for which vesting would accelerate upon a termination on December 29, 2006 of each named executive officer, based on a closing price of $130.05 on December 29, 2006, is: Mr. Blair—$14,460,767; Mr. Sargeant—$6,625,390; Mr. Naughton—$7,861,148; Mr. Horey—$3,843,407; and Ms. Dunn—$1,636,139.

•  Upon a termination of any employee’s employment due to retirement, the employee will receive the following:

•        For six months, the Company will pay the associate’s premium due for insurance benefits extended under COBRA.

•        The employee may choose a gift from an on-line catalogue of retirement gifts.

•       If any employee’s employment terminates on or after the end of the calendar year for any reason other than for cause, the Company would compensate that individual with the cash bonus and restricted stock award that would have been paid to that employee in February or March of the following year. Accordingly, the value of the cash bonus and restricted stock award earned by the Named Executive Officers in respect of 2006 service is not included in the table above (but is described elsewhere in this Proxy Statement). Because employees generally would not retain any stock options in respect of 2006 service if terminated on December 31, 2006, but Messrs. Blair, Naughton, Sargeant and Horey would receive and retain options earned in respect of 2006 service with a one year exercise period, the Black-Scholes value of such options to Messrs. Blair, Naughton, Sargeant and Horey is presented in Row A of the tables above for those officers.

Director Compensation

A director of the Company who is also an employee receives no additional compensation for his services as a director. Our total compensation for non-employee directors is assessed relative to the compensation provided by similarly sized real estate investment trusts, by our multi-family peer group, and by a group of cross-industry similarly sized companies. Our Compensation Committee reviews compensation for non-employee directors every other year, and expects to do so again in 2007.

In accordance with the Stock Incentive Plan, on the fifth business day following each annual meeting of stockholders, each of our non-employee directors automatically receives a grant of a number of shares of restricted stock (or a deferred stock award in lieu thereof) equal to $100,000 divided by the closing price of Common Stock as reported by the NYSE on the date of grant. Prior to the 2007 Annual Meeting of Stockholders, non-employee directors received a grant based on the last reported sale price of the Common Stock as reported by the NYSE on the date five business days after the previous year’s annual meeting of stockholders. Based on this prior formula, following the 2006 Annual Meeting, each non-employee director received a restricted stock or deferred stock grant of 1,327 shares of Common Stock. In February 2006, the Board amended the Stock Incentive Plan so that, after each annual meeting beginning with the 2007 Annual Meeting of Stockholders, non-employee directors will receive a restricted stock or deferred stock grant equal to $100,000 divided by the closing price of the Common Stock as reported by the NYSE on the grant date. Subject to accelerated vesting under limited circumstances (including termination of service for any reason other than for Cause, death or disability of the director, or a change of control as defined in the Stock Incentive Plan), all of such shares of restricted stock (or deferred stock awards) granted to non-employee directors vest at the rate of 20% on the date of issuance and on each of the first four anniversaries of the date of issuance. If a director elected to receive a deferred stock award in lieu of restricted stock, then the director will receive shares of stock in respect of the vested portion of the deferred stock award within 30 days following termination of service as a director of the Company. In addition, through March 31, 2006, non-employee directors received a quarterly payment of $7,500. In February 2006, the Board of Directors increased this quarterly payment to $10,000 ($40,000 per year), beginning with the first quarterly payment following the 2006 Annual Meeting. A non-employee director may elect to receive all or a portion of such cash payment in the form of a deferred stock award equal to the cash payment amount divided by the last reported price on the NYSE on the date of grant.

In consideration for serving as Lead Independent Director, Mr. Primis currently receives, in addition to the compensation described above, an annual fee of $30,000 payable in equal monthly installments of $2,500.

The following table sets forth the actual compensation for service as a director of the Company received by each non-employee director in 2006.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)(2)
Bruce A. Choate	37,500	125,357	—	—	—	—	162,857
John J. Healy, Jr.	—	162,857	—	—	—	—	162,857
Gilbert M. Meyer	—	162,857	—	—	—	—	162,857
Lance R. Primis	70,000 (3)	125,357	—	—	—	—	195,357
H. Jay Sarles	37,500	57,479	—	—	—	—	94,979
Allan D. Schuster	37,500	125,357	—	—	—	—	162,857
Amy P. Williams	37,500	125,357	—	—	—	—	162,857

(1)          The amounts in column (c) reflect the aggregate grant date fair value of awards of restricted stock and units of deferred stock to the named directors recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and thus include amounts from awards granted in and prior to 2006. Messrs. Healy and Meyer each elected to receive cash payments totaling $37,500 in the form of deferred units.  Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(2)          As of December 31, 2006 the non-employee directors held the following numbers of unvested shares of restricted stock, deferred stock units, and dividend equivalent units issued on deferred stock units in lieu of dividends:  Mr. Choate—25,784, Mr. Healy—20,454, Mr. Meyer—45,477, Mr. Primis—3,690, Mr. Sarles—2,262, Mr. Schuster—15,942, and Ms. Williams—3,690. In addition, Mr. Choate held 22,000 options and Mr. Meyer held 21,000 options resulting from prior grants relating to director compensation.

(3)          Includes $30,000 paid to Mr. Primis in 2006 for his service as Lead Independent Director during 2006, and $2,500 paid to Mr. Primis in 2006 for his service as Lead Independent Director during December 2005.

V. OFFICERS, STOCK OWNERSHIP AND OTHER INFORMATION

Executive and Senior Officers

The following biographical descriptions set forth information with respect to the executive and senior officers of the Company, based on information furnished to the Company by each officer. There is no family relationship between any director, nominee, or executive officer of the Company. Officers of the Company are elected annually at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in the Company’s Bylaws.

The Company’s Board of Directors has determined that Messrs. Blair, Naughton, Sargeant, Horey, Morris and Schulman, and Mmes. Rothkopf and Dunn are executive officers of the Company within the meaning of Rules 3b-7 and 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Bryce Blair, 48, has been a director of the Company since May 2001. Mr. Blair has also served as the Company’s Chairman of the Board since January 1, 2002, Chief Executive Officer since February 1, 2001 and President from September 2000 through February 23, 2005. Mr. Blair was the Chief Operating Officer of the Company from February 1999 to February 2001. Prior to February 1999, Mr. Blair had served as Senior Vice President—Development, Acquisitions and Construction since the Merger, the same position he held with Avalon Properties from its formation in August 1993 through June 1998. Mr. Blair was a partner with the Northeast Group of TCR from 1985 until 1993. Mr. Blair received his Masters degree in Business Administration from Harvard Business School. He graduated magna cum laude with an undergraduate degree in Civil Engineering from the University of New Hampshire. He is a member of the YPO, NAREIT, where he is on the Executive Committee and the Board of Governors, and the ULI, where he serves as Chairman of the Multifamily Council as well as a Trustee.

Timothy J. Naughton, 45, has been a director of the Company since September 2005. Mr. Naughton has also served as the Company’s President since February 23, 2005. Previously, Mr. Naughton served as Chief Operating Officer since February 2001. Mr. Naughton has direct oversight of development, construction and investments, and plays an instrumental leadership role in other aspects of the Company’s business as well. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer since January 2000, overseeing the Company’s investment strategy for real estate and non-real estate related investments. Prior to becoming the Chief Investment Officer, Mr. Naughton served as the Company’s Regional Vice President—Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company or its predecessors since 1989. Mr. Naughton is a member of the Multifamily Council of ULI and a member of NMHC, where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.

Thomas J. Sargeant, 48, has been Chief Financial Officer since the Merger. Mr. Sargeant has also held the additional title of Executive Vice President. Mr. Sargeant is responsible for all of the financial operations of the Company, including capital markets/finance, financial reporting and financial services. Mr. Sargeant is also the chief officer in charge of information technologies. From March 1995 through June 1998, Mr. Sargeant served as the Chief Financial Officer and Secretary of Avalon Properties, and he was Treasurer of Avalon Properties from its formation in August 1993 through June 1998. Mr. Sargeant, a certified public accountant, is a magna cum laude graduate of the University of South Carolina, where he was elected to Phi Beta Kappa and the Honors College.

Leo S. Horey, 44, Executive Vice President—Operations, is responsible for the management of all apartment communities for the Company. He has been Executive Vice President—Operations since January 2004 and was Senior Vice President—Property Operations from February 2001 through December 2003. Prior to assuming that office, Mr. Horey had served since the Merger as Regional Vice President—Property Operations, primarily with oversight of the Company’s West Coast operations. Prior to the Merger, Mr. Horey had served since 1994 as Vice President—Property Operations for Avalon Properties with responsibility for numerous properties in Virginia, Maryland and the District of Columbia. Previously, Mr. Horey had worked for TCR since 1990, concentrating in acquisitions, dispositions and property management. Mr. Horey received his Masters of Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, where he was a Richard H. Jenrette Fellow. He also holds a Bachelor of Science degree in Computer Science and Economics from Duke University.

Lili F. Dunn, 38, is the Company’s Senior Vice President—Investments and since the Merger has had responsibility for the Company’s national acquisition, disposition and redevelopment activity as well as portfolio management initiatives. In addition she led the Company’s market research efforts for the last 13 years. Ms. Dunn is also the Managing Director of AvalonBay Value Added Fund, L.P., a discretionary institutional investment management  fund formed by the Company in 2005 (the “Fund”). Prior to the Merger, Ms. Dunn had similar responsibilities for Avalon Properties. Previously, Ms. Dunn was the Director of Business Development for TCR. Ms. Dunn graduated with highest honors from the University of Michigan, where she earned a Bachelor of Business Administration. Ms. Dunn is also an Executive Member of the NMHC and Chairman of the NMHC Finance Committee.

Charlene Rothkopf, 55, has been Executive Vice President—Human Resources since January 2004 and joined the Company in March 2000 as Senior Vice President—Human Resources. Ms. Rothkopf is responsible for all human resource activities within the Company, including compensation, benefits, payroll, employment, associate relations, associate communications, and training and development. Immediately prior to joining the Company, Ms. Rothkopf was founder and President of Human Capital Group, a management consulting firm specializing in strategic planning and human resource development. From 1996 to 1999, Ms. Rothkopf was Vice President of Operations Human Resources for Host Marriott Services Corporation, and from 1993 to 1996 she was Vice President of Human Resources Planning and Development for Host Marriott Corporation. From 1983 to 1993, Ms. Rothkopf was employed by Marriott Corporation, most recently as Director of Benefit Operations. Ms. Rothkopf holds an undergraduate degree and a masters degree in administration and supervision from the University of Maryland, and she performed doctoral work at George Washington University in Human Resources Development and Management Science.

J. Richard Morris, 47, is the Company’s Senior Vice President-Head of Construction and since February 23, 2005, has been the head of the Company’s construction group. Prior to that he had oversight responsibility for construction of garden style apartment communities throughout the Company since 2003 and throughout the Mid-Atlantic, Midwest and Northeast Regions since 2000. Mr. Morris joined Avalon Properties in 1996 and prior to joining the Company worked for regional residential developers in the Mid-Atlantic area constructing numerous large residential communities. Mr. Morris graduated cum laude from West Virginia State University with a B.S. in Building Construction. He also completed graduate courses in Engineering Management at the West Virginia College of Graduate Studies. Mr. Morris is a member of the National Association of Home Builders, where he has served on subcommittees for Codes and Standards.

Edward M. Schulman, 44, is the Company’s Senior Vice President-General Counsel and Secretary. Mr. Schulman joined the Company in February 1999 and has served as General Counsel since that time. Prior to joining the Company, he was a corporate and securities partner at Goodwin Procter LLP.

Mr. Schulman is a magna cum laude graduate of Harvard Law School and received his undergraduate degree in economics from Princeton University, where he graduated with high honors.

David Bellman, 49, is the Company’s Senior Vice President-Construction, with responsibility for Mid/High rise construction throughout all of the Company’s markets. Mr. Bellman joined AvalonBay in 1998 and prior to that spent 16 years with Boston Properties. Mr. Bellman studied Engineering Administration at George Washington University and is a member of the New York City Builders Congress.

Sean J. Breslin, 40, is the Company’s Senior Vice President-Investments, with responsibility for the Company’s West Coast investment activity, which includes acquisitions, dispositions, redevelopments and portfolio/asset management. Prior to joining the Company in 2002, Mr. Breslin was the Chief Operating Officer of CWS Capital Partners, where he was responsible for that company’s operations and investment activity. He received his Bachelors Degree from California State University, Long Beach and his MBA from the University of Texas.

Jonathan B. Cox, 49, is the Company’s Senior Vice President-Development, with responsibility for all new development activity in the Mid-Atlantic and Midwest regions. Mr. Cox joined the Company in 2003 and has over 19 years of multifamily residential development experience, most recently as a Vice President with The Holladay Corporation. Mr. Cox graduated from Case Western Reserve University and has an M.B.A. from the Wharton School.

Frederick S. Harris, 55, is the Company’s Senior Vice President-Development. He directs the Company’s development activities in New York City, Southern Westchester and Long Island. Prior to joining the Company in 1998, Mr. Harris was with The Trotwood Corporation. He received his A.B. from Williams College, his M.S. in Transportation, Planning and Engineering from Polytechnic Institute of New York, and his J.D. from NYU School of Law.

Dirk V. Herrman, 47, is the Company’s Senior Vice President-Chief Marketing Officer, with responsibility for all marketing and public relations functions within the Company. Prior to joining the Company in 1999, Mr. Herrman was Vice President of Brand Marketing at Fruit of the Loom. Mr. Herrman holds a B.S. degree from Northwestern University, where he also attended the Institute of Advanced Advertising Studies.

Joanne M. Lockridge, 48, is the Company’s Senior Vice President-Finance and is responsible for financial forecasting and budgeting, secured and unsecured financing activity, joint venture structuring and capital market execution and strategy. Ms. Lockridge has been with the Company since the Merger, and prior to that with Avalon Properties since its formation in 1993. She earned her Masters in Finance degree from Fairfield University and her undergraduate degree, magna cum laude, from St. Anselm College.

William M. McLaughlin, 42, is the Company’s Senior Vice President-Development, with responsibility for all of the Company’s development activity in Connecticut, Massachusetts and New Jersey, as well as wood-frame development activity in Westchester, NY. He has been with the Company or its predecessors since 1994. Before joining the Company, Mr. McLaughlin was with Lincoln Property Company, where he was responsible for multifamily development and acquisitions in eastern New England. Mr. McLaughlin received his Bachelors Degree in Economics from Harvard College in 1986.

Kevin P. O’Shea, 41, is the Company’s Senior Vice President-Investment Management, with responsibility for the formation, structuring and capital raising of the Fund, as well as the debt financing, capital planning, investor relations and financial reporting activities of the Fund. Mr. O’Shea joined the Company in July 2003. Prior to joining the Company, Mr. O’Shea was an Executive Director in the Investment Research division of UBS AG, where he was an analyst providing equity research coverage of REITs. Previously, Mr. O’Shea was a real estate investment banker with UBS, PaineWebber Incorporated and CIBC World Markets, and in that capacity executed public debt and equity offerings, raising capital for real estate companies, and advised in M&A assignments involving real estate companies. Mr. O’Shea received his Masters Degree in Business Administration from Harvard Business School, his Juris Doctorate from Southern Methodist University and his undergraduate degree from Boston College.

Lawrence A. Scott, 44, is the Company’s Senior Vice President-Development with responsibility for the Company’s development activities throughout Southern California. Prior to joining the Company in 2001, Mr. Scott served as Vice President for Archstone Communities Trust and Lincoln Property Company. Mr. Scott is a licensed CPA and real estate broker, and received his Bachelors Degree in Accounting from California State University, Fullerton.

Bernard J. Ward, 42, is the Company’s Senior Vice President-Property Operations and has oversight responsibility for all West Coast property operations. He joined the Company in 1997 and prior to that was with New Plan Realty Trust. Mr. Ward received a liberal arts degree from the University of California at San Diego.

Stephen W. Wilson, 50, is the Company’s Senior Vice President-Development, with responsibility for all development and redevelopment activity on the West Coast including Northern and Southern California and the Pacific Northwest. Prior to joining the Company in 1998, Mr. Wilson was a Senior Vice President and Chief Operating Officer for SU Development, Inc. of Bellevue, Washington and Senior Vice President of Continental Pacific, Inc. of Bellevue, Washington. Mr. Wilson received his B.A. in Business Administration (Accounting) from Washington State University. He is a member of ULI and The American Institute of Certified Public Accountants.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock as to (i) each person or entity who is known by the Company to have beneficially owned more than five percent of the Common Stock as of December 31, 2006; (ii) each of the Company’s directors and Nominees as of February 1, 2007; (iii) each of the Named Executive Officers as of February 1, 2007; and (iv) all directors and executive officers as a group as of February 1, 2007, based on representations of officers and directors of the Company and filings through February 2006 received by the Company on Schedule 13G under the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership known by the Company. All percentages have been calculated as of February 1, 2007 and are based upon 79,344,557 shares of Common Stock outstanding at the close of business on such date (unless otherwise indicated).

Name and Business Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Class (%)
Bryce Blair	528,218	(3)	*
Bruce A. Choate	51,784	(4)	*
Lili F. Dunn	89,743	(5)	*
John J. Healy, Jr.	20,454	(6)	*
Leo S. Horey	89,654	(7)	*
Gilbert M. Meyer	1,322,122	(8)	1.69
Timothy J. Naughton	300,074	(9)	*
Lance R. Primis	3,711		*
Thomas J. Sargeant	186,009	(10)(11)	*
H. Jay Sarles	4,392		*
Allan D. Schuster	26,572	(12)	*
Amy P. Williams	6,643		*
All directors and executive officers as a group (15 persons)	2,700,651	(13)	3.36
LaSalle Investment Management, Inc.	5,100,526	(14)	6.43
100 East Pratt St., Baltimore, MD 21202
Cohen & Steers, Inc.	5,069,604	(15)	6.39
757 Third Avenue, New York, NY 10017
Deutsche Bank AG	4,564,485	(16)	5.75
Taunusanlage 12, D-60325, Frankfurt am Main, Republic of Germany
The Vanguard Group, Inc.	4,436,950	(17)	5.59
100 Vanguard Blvd., Malvern PA 19355
Morgan Stanley	4,242,382	(18)	5.35
1585 Broadway, New York, NY 10036

                 * Less than one percent

       (1) The address for all directors and executive officers is AvalonBay Communities, Inc., 2900 Eisenhower Ave., Suite 300, Alexandria, Virginia 22314.

       (2) Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

       (3) Includes (i) 339,384 shares issuable upon the exercise of stock options that vest on or before April 1, 2007 and (ii) 300 shares held indirectly for children.

       (4) Includes (i) 16,500 shares issuable upon the exercise of stock options that vest on or before April 1, 2007, (ii) 8,000 shares held jointly with spouse which are held in a margin account, and (iii) 25,784 shares issuable in the future under deferred stock awards granted to Mr. Choate in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

       (5) Includes (i) 54,165 shares issuable upon the exercise of stock options that vest on or before April 1, 2007, and (ii) 30,034 shares held jointly with spouse.

       (6) Includes 20,454 shares issuable in the future under deferred stock awards granted to Mr. Healy in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

       (7) Includes (i) 39,073 shares issuable upon the exercise of stock options that vest on or before April 1, 2007, (ii) 38,549 shares owned jointly with spouse, and (iii) 15,000 shares held in a margin account.

       (8) Includes (i) 192,400 shares issuable upon the exercise of stock options that vest on or before April 1, 2007, (ii) 1,081,565 shares owned jointly with spouse which may be subject to a line of credit, (iii) 45,477 shares issuable in the future under deferred stock awards granted to Mr. Meyer in lieu of restricted stock awards pursuant to elections made under the Stock Incentive Plan, and (iv) 2,680 shares owned by the Gilbert M. and Carol M. Meyer Foundation for which Mr. Meyer disclaims beneficial ownership.

       (9) Includes (i) 218,120 shares issuable upon the exercise of stock options that vest on or before April 1, 2007 and (ii) 57,220 shares held in a margin account.

(10) Includes (i) 72,086 shares issuable upon the exercise of stock options that vest on or before April 1, 2007, (ii) 82,785 shares owned jointly with Mr. Sargeant’s spouse, (iii) 1,352 shares held by his spouse, and (iv) 91,895 shares held in margin accounts.

(11) Mr.                Sargeant also holds 700 shares of the Company’s Series H Cumulative Redeemable Preferred Stock (representing less than 1% of such class).

(12) Includes 15,014 shares issuable in the future under deferred stock awards granted to Mr. Schuster in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(13) Includes (i) 957,724 shares issuable upon the exercise of stock options that vest on or before April 1, 2007, (ii) 106,729 shares issuable in the future under deferred stock awards, (iii) 2,680 shares owned by the Gilbert M. and Carol M. Meyer Foundation, for which beneficial ownership is disclaimed, and (iv) 1,286,729 shares held in margin accounts or otherwise subject to being pledged.

(14) The information reported includes 4,017,182 shares beneficially owned by LaSalle Investment Management (Securities), L.P. (“LaSalle Securities”), a Maryland limited partnership, the limited partner of which is LaSalle Investment Management, Inc. (“LaSalle”) and the general partner of which is LaSalle Investment Management (Securities), Inc. Information reported is based upon a Schedule 13G filed with the SEC on February 10, 2007 reporting beneficial ownership as of December 31, 2006. The Schedule 13G indicates that the reporting entities are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G also indicates that (i) LaSalle has sole dispositive power and voting power with respect to 174,062 shares, shared voting power with respect to 295,858 shares and shared dispositive power with respect to 909,282 shares, and (ii) LaSalle Securities has sole voting power with respect to 310,686 shares, sole dispositive power with respect to 252,392 shares, shared voting power with respect to 3,550,507 shares, and shared dispositive power with respect to 3,764,790 shares.

(15) The information reported includes 4,790,567 shares beneficially owned by Cohen & Steers Capital Management, Inc. (“Cohen & Steers Management”), a wholly owned subsidiary of Cohen & Steers, Inc. (“Cohen & Steers”), and 49,216 shares beneficially owned by Houlihan Rovers SA

(“Houlihan”), a Belgian entity in which Cohen & Steers holds a 50% interest. The information reported is based upon a Schedule 13G filed with the SEC on February 13, 2007 reporting beneficial ownership as of December 31, 2006. This Schedule 13G indicates that Cohen & Steers Management and Houlihan are investment advisers registered under Section 203 of the Investment Advisers Act of 1940 and Cohen & Steers is a parent holding company. The Schedule 13G also indicates that (i) Cohen & Steers has sole voting power with respect to 4,296,327 shares, sole dispositive power with respect to 4,790,567 shares and shared voting and dispositive power with respect to 49,216 shares, and (ii) neither Cohen & Steers Management nor Houlihan has any shared dispositive power or shared voting power with respect to the shares.

(16) The information reported includes 4,564,485 shares beneficially owned by Deutsche Bank AG,  7,200 shares beneficially owned by Deutsche Investment Management Americas (“Deutsche Investment Management”), 2,150 shares beneficially owned by Deutsche Bank Trust Company Americas (“Deutsche Bank Trust”), 4,483,185 shares beneficially owned by RREEF America, LLC (“RREEF”), 66,800 shares beneficially owned by Deutsche Asset Management, Inc. (“Deutsche Asset Management”), 800 shares beneficially owned by Deutsche Bank Trust Company, NA (“Deutsche Bank, NA), and 4,350 shares beneficially owned by Deutsch Asset Management Investmentgsellshaft (“DAMI”). The information reported is based upon a Schedule 13G filed with the SEC on January 31, 2007 reporting beneficial ownership as of December 31, 2006. The Schedule 13G indicates that Deutsche Investment Management, RREEF, Deutsche Asset Management, Deutsche Bank, NA,  and DAMI are each investment advisors registered under the Investment Advisers Act of 1940,  Deutsche Bank Trust is a bank and Deutsche Bank AG is a parent holding company. The Schedule 13G also indicates that (i) Deutsche Bank AG has sole voting power with respect to 2,488,008 shares, sole dispositive power with respect to 4,563,685 shares and no shared voting or dispositive power, (ii) RREEF has sole voting power with respect to 2,422,458 shares, sole dispositive power with respect to 4,483,185 shares, and no shared voting power or shared dispositive power, (iii) Deutsche Asset Management has sole voting power with respect to 61,200 shares, sole dispositive power with respect to 66,800 shares and no shared voting or shared dispositive power, (iv) Deutsche Bank Trust has sole dispositive power with respect to 2,150 shares and no shared voting or dispositive power, (v) DAMI has sole voting and dispositive power with respect to 4,350 shares and no shared voting or dispositive power, (vi) Deutsche Investment Management has sole dispositive power with respect to 7,200 shares, and (vii) Deutsche Bank, NA has shared dispositive power with respect to 800 shares.

(17) Information reported is based upon a Schedule 13G filed with the SEC on February 14, 2007 reporting beneficial ownership as of December 31, 2006. The Schedule 13G indicates that the reporting entity is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The Schedule 13G also indicates that the reporting entity has sole voting power with respect to 32,067 shares, sole dispositive power with respect to 4,436,950 shares, and no shared voting or dispositive power.

(18) The information reported includes 3,756,746 shares beneficially owned by Morgan Stanley Investment Management Inc. (“Morgan Stanley Investment”), a wholly owned subsidiary of Morgan Stanley. Information reported is based upon a Schedule 13G filed with the SEC on February 14, 2007 reporting beneficial ownership as of December 31, 2006. The Schedule 13G indicates that Morgan Stanley Investment is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and Morgan Stanley is a parent holding company. The Schedule 13G also indicates that (i) Morgan Stanley has sole voting power with respect to 3,044,838 shares, sole dispositive power with respect to 4,242,382 shares, and shared voting power with respect to 935 shares and (ii) Morgan Stanley Investment has sole voting power with respect to 2,776,417 shares, sole dispositive power with respect to 3,756,746 shares, and shared voting power with respect to 935 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16, directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a-3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to Section 16(a) of the Exchange Act need to be filed. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2006, all filing requirements applicable to the Insiders were timely satisfied, with the exception of the following:  As the result of an administrative error, a Form 4 reporting an exercise of 5,000 options and the related sale of the 5,000 shares acquired through such option exercise was filed on behalf of Thomas J. Sargeant on August 7, 2006, the next business day following the due date of August 4, 2006.

VI. OTHER MATTERS

Solicitation of Proxies

The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals for Annual Meetings

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2008 annual meeting of stockholders must be received by the Company by December 7, 2007. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

In accordance with our Bylaws as currently in effect, for a stockholder to nominate a director or for a proposal of a stockholder to be presented at the Company’s 2008 annual meeting of stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company, together with all supporting documentation required by the Company’s Bylaws, (A) not prior to December 7, 2007 nor later than January 6, 2008 or (B) in the event that the notice for the 2007 annual meeting of stockholders is sent out more than 30 days prior to or after April 5, 2008, (i) not earlier than the close of business on the 120th day prior to the date on which notice of the date of such meeting is mailed to stockholders, and (ii) not later than the close of business on the later of (x) the 90th day prior to the date of mailing of the notice for such annual meeting or (y) the 10th day following the day on which public announcement of the date of mailing of the notice for such annual meeting is first made. You may contact the Company’s Secretary at the address mentioned below for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Any such proposals should be mailed to: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Secretary.

AVALONBAY COMMUNITIES, INC. 2900 EISENHOWER AVENUE SUITE 300 ALEXANDRIA, VA 22314	Please take a moment now to authorize a proxy to vote your shares of AvalonBay Communities, Inc. common stock at the 2007 Annual Meeting of Stockholders.
YOU CAN AUTHORIZE A PROXY TO VOTE YOUR SHARES TODAY IN ONE OF THREE WAYS:

BY INTERNET - www.proxyvote.com

Use the Internet to authorize your proxy and transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions provided on the web site.

BY PHONE - 1-800-690-6903

Use any touch-tone telephone to authorize your proxy and transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions provided.

BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AvalonBay Communities, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVALN3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALONBAY COMMUNITIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1
		For	Withhold	For All
1.

To elect the following nine individuals to serve until the 2008 Annual Meeting of Stockholders and until their respective successors are elected and qualify:
(01) Bryce Blair, (02) Bruce A. Choate, (03) John J. Healy, Jr., (04) Gilbert M. Meyer, (05) Timothy J. Naughton, (06) Lance R. Primis, (07) H. Jay Sarles, (08) Allan D. Schuster, and (09) Amy P. Williams.

		All ☐	All ☐	Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
		For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007.	☐	☐	☐

3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

				Yes	No
		Please indicate if you plan to attend this meeting		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AVALONBAYCOMMUNITIES, INC.

ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2007, 9:00 A.M. LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), hereby appoints Bryce Blair, Timothy J. Naughton, and Thomas J. Sargeant, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at The Ritz-Carlton Tysons Corner Hotel, 1700 Tysons Boulevard, McLean, VA  22102 on May 16, 2007, 9:00 a.m. local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.  THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON.

SEE REVERSE		SEE REVERSE
SIDE	PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL	SIDE
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE